                          THERMO ELECTRON CORPORATION
                               OFFER TO EXCHANGE
                          0.85 SHARES OF COMMON STOCK

                                       OF

                          THERMO ELECTRON CORPORATION
                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                         THERMO INSTRUMENT SYSTEMS INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON FRIDAY, MAY 19, 2000, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Prospectus dated April 24, 2000 (the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Thermo Electron Corporation, a Delaware corporation (the "Acquiror"), to exchange shares of common stock of the Acquiror, par value $1.00 per share (the "Thermo Electron Shares"), for shares of common stock, par value $0.10 per share (the "Shares"), of Thermo Instrument Systems Inc., a Delaware corporation (the "Company"), at an exchange ratio of 0.85 Thermo Electron Shares for each Share (along with cash in lieu of fractional Thermo Electron Shares), upon the terms and subject to the conditions set forth in the Offer.

     We are the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     - The exchange ratio of 0.85 Thermo Electron Shares for each Share (along with cash in lieu of fractional Thermo Electron Shares).

     - The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, May 19, 2000, unless the Offer is extended.

     - The Offer is made for all of the outstanding Shares not owned by Thermo Electron.

     - The Offer is conditioned upon, among other things described in the Prospectus, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with Shares owned by Thermo Electron, constitutes at least ninety percent (90%) of the outstanding Shares on the Expiration Date (as such term is used in the section of the Prospectus captioned "The Exchange Offer -- Terms Of The Exchange Offer; Expiration Of The Exchange Offer"). The Offer is also subject to other important terms and conditions contained in the Prospectus.

     - Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares to the Acquiror pursuant to the Offer.

     - In all cases, the delivery of Thermo Electron Shares for Shares tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (i) certificates evidencing Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company pursuant to the procedures set forth in the section of the Prospectus captioned "The Exchange Offer -- Procedures For Accepting The Offer And Tendering Shares," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as such term is used in the section of the Prospectus captioned "The Exchange Offer -- Acceptance For Exchange And Exchange Of Shares") in connection with a book-entry transfer and
       (iii) any other documents required by the Letter of Transmittal.

     The Offer is being made solely by the Prospectus and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Thermo Electron may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                          0.85 SHARES OF COMMON STOCK
                                       OF

                          THERMO ELECTRON CORPORATION
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                         THERMO INSTRUMENT SYSTEMS INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated April 24, 2000 (the "Prospectus") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Thermo Electron Corporation, a Delaware corporation, to exchange shares of common stock of Thermo Electron, par value $1.00 share (the "Thermo Electron Shares"), for shares of common stock, par value $0.10 per share (the "Shares"), of Thermo Instrument Systems Inc., a Delaware corporation, at an exchange ratio of 0.85 Thermo Electron Shares for each Share (along with cash in lieu of fractional Thermo Electron Shares), upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

     ------------------------------------------------
     Number of Shares to be
     Tendered(1):
     ------------------------------------------------
     Dated: ------------------------------, 2000

     SIGN HERE                                           x
                                                         ------------------------------------------------
                                                         Signature(s):
                                                         ------------------------------------------------
                                                         Please type or print name(s):
                                                         ------------------------------------------------
                                                         Address:
                                                         ------------------------------------------------
                                                         Area Code and Telephone Number:
                                                         ------------------------------------------------
                                                         Tax Identification or Social Security No.:

  (1) Unless otherwise indicated, it will be assumed that all of the Shares held by us for your account are to be tendered.